Exhibit 10.7

1.	Date of Agreement 15 FEBRUARY 2013	THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO) STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: “SHIPMAN 98” Part I
2.	Owners (name, place of registered office and law of registry) (CI. 1)	3.	Managers (name, place of registered office and law of registry) (CI. 1)
	Name KAYLEY SHIPPING CO.		Name Costamare Shipping Company. S.A.
	Place of registered office Monrovia, Republic of Liberia		Place of registered office Panama City, Republic of Panama
	Law of registry Republic of Liberia		Law of registry Republic of Panama
4.

Day and year of commencement of Agreement (Cl. 2)

Upon delivery to Owners under Shipbuilding Contract dd 28.01.2011 between Owners and Sungdong Shipbuilding & Marine Engineering
Co., Ltd. as amended and/or supplemented

5.	Crew Management (state “yes” or “no” as agreed) (Cl. 3.1) YES	6.	Technical Management (state “yes” or “no” as agreed) (Cl. 3.2) YES
7.	Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3) YES	8.	Insurance Arrangements (state “yes” or “no” as agreed) (Cl. 3.4) YES
9.	Accounting Services (state “yes” or “no” as agreed) (CI. 3.5) YES	10.	Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6) YES
11.	Provisions (state “yes” or “no” as agreed) (Cl. 3.7) YES	12.	Bunkering (state “yes” or “no” as agreed) (Cl. 3.8) YES
13.	Chartering Services Period (only to be filled in if “yes” stated in Box 7) (Cl. 3.3(i)) 36 months (including any optional extensions applicable) and with a gross daily rate (or time charter equivalent) of US$ 45,000	14.	Owners’ Insurance (state alternative (i), (ii) or (iii) of Cl. 6.3) Clause 6.3(ii)
15.	~~Annual~~ Management Fee (state ~~annual~~ amount) (Cl. 8.1) See Clause 8.1	16.	Severance Costs (state maximum amount) (Cl. 8.4(ii)) not applicable
17.	Day and year of termination of Agreement (Cl. 17) see Clause 17	18.	Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19) see Clause 19.1
19.	Notices (state postal ~~and cable~~ address~~, telex~~ and telefax number for serving notice and communication to the Owners) (Cl. 20) C/o Costamare Inc. 60 Zephyrou Street & Syngrou Avenue Athens, Greece Telefax: +30 210 940 6454 Attention: Chief Executive Officer	20.

Notices (state postal ~~and cable~~ address~~, telex~~ and telefax number for serving notice and communication to the Managers) (Cl. 20)

60 Zephyrou Street & Syngrou Avenue

Athens, Greece

Telefax: +30 210 940 9051

Attention: Chief Executive Officer

It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II as well as Annex~~es~~ “A” (Details of Vessel), ~~“B” (Details of Crew), “C” (Budget) and “D” (Associated vessels)~~ attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annex~~es~~ “A”, ~~“B”, “C” and “D”~~ shall prevail over those of PART II to the extent of such conflict but no further.~~.~~
Signature(s) (Owners) /s/ KAYLEY SHIPPING CO.		Signature(s) (Managers) /s/ COSTAMARE SHIPPING COMPANY S.A.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “A” (DETAILS OF VESSEL OR VESSELS) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”

Date of Agreement:
15 FEBRUARY 2013
Name of Vessel(s):
MSC ATHOS

Particulars of Vessel(s):
Flag: Greek
IMO NO.: 9618317
GT: 95,158
NT: 36,334

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

~~ANNEX “B” (DETAILS OF CREW) TO~~
~~THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)~~
~~STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”~~

~~Date of Agreement:~~

~~Details of Crew:~~

~~Numbers~~	~~Rank~~	~~Nationality~~

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

~~ANNEX “C” (BUDGET) TO~~

~~THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)~~

~~STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME:  “SHIPMAN 98”~~

~~Date of Agreement:~~

~~Managers’ Budget for the first year with effect from the Commencement Date of this Agreement:~~

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

~~ANNEX “D” (ASSOCIATED VESSELS) TO~~
~~THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)~~
~~STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”~~

~~NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX “D” THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 18.1(i) OF THIS AGREEMENT.~~

~~Date of Agreement:~~

~~Details of Associated Vessels:~~

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

1.	Definitions	1
	In this Agreement save where the context otherwise requires,	2
	the following words and expressions shall have the meanings	3
	hereby assigned to them.	4

	“Owners” means the party identified in Box 2.	5
	“Managers” means the party identified in Box 3.	6
	“Vessel” means the vessel or vessels details of which are set	7
	out in Annex “A” attached hereto.	8
	“Business Day” shall have the same meaning as ascribed
	thereto in Section 1.1 of the Group Management Agreement.
	“Crew” means the Master, officers and ratings employed on the	9
	Vessel from time to time~~of the numbers,~~
	~~rank and nationality specified in Annex “B” attached hereto.~~	10
	~~“Crew Support Costs” means all expenses of a general nature~~	11
	~~which are not particularly referable to any individual vessel for~~	12
	~~the time being managed by the Managers and which are incurred~~	13
	~~by the Managers for the purpose of providing an efficient and~~	14
	~~economic management service and, without prejudice to the~~	15
	~~generality of the foregoing, shall include the cost of crew standby~~	16
	~~pay, training schemes for officers and ratings, cadet training~~	17
	~~schemes, sick pay, study pay, recruitment and interviews.~~	18
	“Related Manager” shall have the meaning as ascribed thereto in Section 1.1 of the Group Management Agreement.	19
	“Severance Costs” means the costs which the employers are
	legally obliged to pay to or in respect of the Crew as a result of	20
	the early termination of any employment contract for service on	21
	the Vessel.	22
	“Crew Insurances” means insurances against crew risks which	23
	shall include but not be limited to death, sickness, repatriation,	24
	injury, shipwreck unemployment indemnity and loss of personal	25
	effects.	26
	“Group Management Agreement” means the agreement dated 3
	November 2010 made between the Parent and the Managers.
	“Management Services” means the services specified in sub-	27
	clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12.	28
	“ISM Code” means the International Management Code for the	29
	Safe Operation of Ships and for Pollution Prevention as adopted	30
	by the International Maritime Organization (IMO) by resolution	31
	A.741(18) or any subsequent amendment thereto.	32
	“ISPS Code” means the International Ship and Port Facility
	Security Code constituted pursuant to resolution A.924(22) of
	the International Maritime Organisation now set out in Chapter
	XI-2 of the International Convention for the Safety of Life at Sea
	(SOLAS) 1974 (as amended) and the mandatory ISPS Code as
	adopted by a Diplomatic Conference of the International
	Maritime Organisation on Maritime Security in December 2002
	and includes any amendments or extensions to it and any
	regulation issued pursuant to it.
	“Parent” means Costamare Inc. of Trust Company Complex,
	Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall
	Islands MH96960.
	“STCW 95” means the International Convention on Standards	33
	of Training, Certification and Watchkeeping for Seafarers, 1978,	34
	as amended in 1995 or any subsequent amendment thereto.	35

2.	Appointment of Managers	36
	With effect from the day and year stated in Box 4 and continuing	37
	unless and until terminated as provided herein, the Owners	38
	hereby appoint the Managers as the technical and commercial managers of the Vessel and the Managers hereby agree	39
	to act as the technical and commercial ~~M~~managers of the Vessel.	40

3.	Basis of Agreement	41
	Subject to the terms and conditions herein provided, during the	42
	period of this Agreement, the Managers shall carry out	43
	Management Services in respect of the Vessel as agents for	44
	and on behalf of the Owners. Subject to Section 4.6 of the Group Management Agreement, ~~T~~the Managers shall have authority	45
	to take such actions as they may from time to time in their absolute	46
	discretion consider to be necessary to enable them to perform	47
	this Agreement in accordance with sound ship management	48
practice.		49

3.1	Crew Management	50
(only applicable if agreed according to Box 5)		51
The Managers shall provide suitably qualified Crew for the Vessel		52
as required by the Owners in accordance with the STCW 95		53
requirements, provision of which includes but is not limited to		54
the following functions:		55
(i)	selecting and engaging the Vessel’s Crew, including payroll	56
	arrangements, pension administration, and insurances for	57
	the Crew other than those mentioned in Clause 6;	58
(ii)	ensuring that the applicable requirements of the law of the	59
	flag of the Vessel are satisfied in respect of manning levels,	60
	rank, qualification and certification of the Crew and	61
	employment regulations including Crew’s tax, social	62
	insurance, discipline and other requirements;	63
(iii)	ensuring that all members of the Crew have passed a medical	64
	examination with a qualified doctor certifying that they are fit	65
	for the duties for which they are engaged and are in possession	66
	of valid medical certificates issued in accordance with	67
	appropriate flag State requirements. In the absence of	68
	applicable flag State requirements the medical certificate shall	69
	be dated not more than three months prior to the respective	70
	Crew members leaving their country of domicile and	71
	maintained for the duration of their service on board the Vessel;	72
(iv)	ensuring that the Crew shall have a command of the English	73
	language of a sufficient standard to enable them to perform	74
	their duties safely;	75
(v)	arranging transportation of the Crew, including repatriation,	76
board and lodging as and when required at rates and types of accommodations as customary in the industry;
(vi)	training of the Crew and supervising their efficiency;	77
(vii)	keeping and maintaining full and complete records of any	78
labor agreements which may be entered into with the Crew and, if applicable, conducting union negotiations;
(viii)	operating the Managers’ drug and alcohol policy unless	79
	otherwise agreed in writing.	80

3.2	Technical Management	81
(only applicable if agreed according to Box 6)		82
The Managers shall provide technical management which		83
includes, but is not limited to, the following functions:		84
(i)	provision of competent personnel to supervise the	85
	maintenance and general efficiency of the Vessel;	86
(ii)	arrangement and supervision of dry dockings, repairs,	87
	alterations and the upkeep of the Vessel to the standards	88
	required by the Owners provided that the Managers shall	89
	be entitled to incur the necessary expenditure to ensure	90
	that the Vessel will comply with the law of the flag of the	91
	Vessel and of the places where she trades, and all	92
	requirements and recommendations of the classification	93
	society;	94
(iii)	arrangement of the supply of necessary stores, spares and	95
	lubricating oil;	96
(iv)	appointment of surveyors and technical consultants as the	97
	Managers may consider from time to time to be necessary;	98
(v)	development, implementation and maintenance of a Safety	99
	Management System (SMS) in accordance with the ISM	100
	Code (see sub-clauses 4.2 and 5.3) and of a security system in	101
accordance with the ISPS Code;
(vi) handling any claims against the builder of the Vessel
arising out of the relevant shipbuilding contract, if
applicable; and
(vii) on request by the Owners, providing the Owners with a
copy of any inspection report, survey, valuation or any other similar report prepared by any shipbrokers, surveyors, the
	Class etc..

3.3	Commercial Management	102
	(only applicable if agreed according to Box 7)	103
	The Managers shall provide the commercial operation of the	104

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

	Vessel~~, as required by the Owners~~, which includes, but is not	105
	limited to, the following functions:	106
(i)	providing chartering services ~~in accordance with the Owners’~~	107
	~~instructions~~ which include, but are not limited to, seeking	108
	and negotiating employment for the Vessel and the conclusion	109
	(including the execution thereof) of charter parties or other	110
	contracts relating to the employment of the Vessel, whether on a voyage, time, demise, contract of affreightment or other basis. If such a	111
	contract exceeds the period and is for a rate that is less than the rate, in either case, stated in Box 13, consent thereto	112
	in writing shall be first obtained from the Owners.	113
(ii)	arranging of the proper payment to Owners or their nominees	114
	of all hire and/or freight revenues or other moneys of	115
	whatsoever nature to which Owners may be entitled arising	116
	out of the employment of or otherwise in connection with the	117
	Vessel;.	118
(iii)	providing voyage estimates and accounts and calculating of	119
	hire, freights, demurrage and/or despatch moneys due from	120
	or due to the charterers of the Vessel;	121
(iv)	issuing to the Crew ~~of~~ appropriate voyage instructions and	122
	monitoring voyage performance;
(v)	appointing agents;	123
(vi)	appointing stevedores;	124
(vii)	arranging surveys associated with the commercial operation	125
	of the Vessel;	126

(viii) carrying out the necessary communications with the
shippers, charterers and others involved with the receiving
and handling of the Vessel at the relevant loading and
discharging ports, including sending any notices required
under the terms of the Vessel’s employment at the time;

(ix) invoicing on behalf of the Owners all freights, hires,
demurrages, outgoing claims, refund of taxes, balances of
disbursements, statements of account and other sums due
to the Owners and account receivables arising from the
operation of the Vessel and, upon the request of the Owners, issuing releases on behalf of the Owners upon receipt of
payment or settlement of any such amounts;

(x) preparing off-hire statements and/or hire statements;

(xi) procuring and arranging for port entrance and clearance, pilots, consular approvals and other services necessary for
the management and safe operation of the Vessel; and

(xii) reporting to the Owners of any major casualties,
damages received or caused by the Vessel or any major
release or discharge of oil or other hazardous material not in compliance with any laws.

3.4	Insurance Arrangements’	127
	(only applicable if agreed according to Box 8)	128
	The Managers shall arrange insurances in accordance with	129
	Clause 6, on such terms and conditions as the Owners shall	130
	have instructed or agreed, in particular regarding underwriters,	131
	conditions,
	insured values, deductibles and franchises.	132

3.5	Accounting Services	133
	(only applicable if agreed according to Box 9)	134
	Without prejudice to the relevant provisions of the Group	135
	Management Agreement and, in particular, but without
	limitation, Section 4.11, Section 5.1 and Section 10.6 thereof, ~~T~~the Managers shall:
(i)	establish an accounting system which meets the	136
	requirements of the Owners and provide regular accounting	137
	services, supply regular reports and records,	138
(ii)	maintain the records of all costs and expenditure incurred	139
	as well as data necessary or proper for the settlement of	140
	accounts between the parties.	141

3.6	Sale or Purchase of the Vessel	142
	(only applicable if agreed according to Box 10)	143
	The Managers shall, in accordance with the Owners’ instructions,	144
	supervise the sale or purchase of the Vessel, including the	145
	performance of any sale or purchase agreement, but not	146

		negotiation of the same. The Managers shall, on the request of the	147
		Owners, either directly or by employing the services of a broker, endeavor to procure a buyer for the Vessel at a price and otherwise on terms acceptable to the Owners.
	3.7	Provisions (only applicable if agreed according to Box 11)	148
		The Managers shall arrange for the supply of provisions.	149

	3.8	Bunkering (only applicable if agreed according to Box 12)	150
		The Managers shall arrange for the provision of bunker fuel of the	151
		quality specified by the Owners as required for the Vessel’s trade.	152

4.		Managers’ Obligations	153
	4.1	Without prejudice to the relevant provisions of the Group	154
Management Agreement and in particular, but without limitation to the foregoing, the provisions of Section 2.3, Section 4.1,
Section 4.5 and Section 4.7 thereof.  ~~T~~the Managers undertake to
		use their ~~best endeavours~~ commercially reasonable efforts to
		provide the agreed Management Services as agents for and on	155
		behalf of the Owners in accordance with sound ship management	156
		practice and to protect and promote the interests of the Owners in	157
		all matters relating to the provision of services hereunder.	158
		Provided, however, that the Managers in the performance of their	159
		management responsibilities under this Agreement shall be entitled	160
		to have regard to their overall responsibility in relation to all vessels	161
		as may from time to time be entrusted to their management and	162
		in particular, but without prejudice to the generality of the foregoing,	163
		the Managers shall be entitled to allocate available supplies,	164
		manpower and services in such manner as in the prevailing	165
		circumstances the Managers in their absolute discretion consider	166
		to be fair and reasonable.	167
	4.2	Where the Managers are providing Technical Management	168
		in accordance with sub-clause 3.2, they shall procure that the	169
		requirements of the law of the flag of the Vessel are satisfied and	170
		they shall in particular be deemed to be the “Company” as defined	171
		by the ISM Code, assuming the responsibility for the operation of	172
		the Vessel and taking over the duties and responsibilities imposed	173
		by the ISM Code and/or the ISPS Code when applicable.	174

5.		Owners’ Obligations	175
	5.1	Without prejudice to the relevant provisions of the Group	176
		Management Agreement, ~~T~~the Owners shall pay all sums due to the Managers punctually
		in accordance with the terms of this Agreement.	177
	5.2	Where the Managers are providing Technical Management	178
		in accordance with sub-clause 3.2, the Owners shall:	179
	(i)	procure that all officers and ratings supplied by them or on	180
		their behalf comply with the requirements of STCW 95;	181
	(ii)	instruct such officers and ratings to obey all reasonable orders	182
		of the Managers in connection with the operation of the	183
		Managers’ safety management system.	184
	5.3	Where the Managers are not providing Technical Management	185
		in accordance with sub-clause 3.2, the Owners shall procure that	186
		the requirements of the law of the flag of the Vessel are satisfied	187
		and that they, or such other entity as may be appointed by them	188
		and identified to the Managers, shall be deemed to be the	189
		“Company” as defined by the ISM Code assuming the responsibility	190
		for the operation of the Vessel and taking over the duties and	191
		responsibilities imposed by the ISM Code when applicable.	192

6		Insurance Policies	193
		The Owners shall procure, ~~whether~~ by instructing the Managers	194
		under sub-clause 3.4 ~~or otherwise~~, that throughout the period of	195
		this Agreement:	196
	6.1	at the Owners’ expense, the Vessel is insured for not less	197
		than her sound market value or entered for her full gross tonnage,	198
		as the case may be for:	199
	(i)	usual hull and machinery marine risks (including crew	200
		negligence) and excess liabilities;	201
	(ii)	protection and indemnity risks (including pollution risks and	202

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

	Crew Insurances); ~~and~~	203
	(iii) war risks (including protection and indemnity and crew risks)	204
and
(iv) any other insurance that the Owners determine or the
Managers advise them in writing that, in either case, it is
prudent or, as the case may be, appropriate on the basis of
prevailing market practices to be obtained in respect of the
	Vessel, its freight/hire or any third party liabilities,

	in each case in accordance with the best practice of prudent owners	205
	of
	vessels of a similar type to the Vessel, with first class insurance	206
	companies, underwriters or associations (“the Owners’	207
	Insurances”);	208
	6.2 all premiums and calls and applicable deductibles and/or	209
	franchises on the Owners’ Insurances are paid
	promptly by their due date,	210
	6.3 the Owners’ Insurances name the Managers and, subject	211
	to underwriters’ agreement, any third party designated by the	212
	Managers as a joint assured, with full cover, with the Owners	213
	obtaining cover in respect of each of the insurances specified in	214
	sub-clause 6.1:	215
	(i) on terms whereby the Managers and any such third party	216
	are liable in respect of premiums or calls arising in connection	217
	with the Owners’ Insurances; or	218
	(ii) if reasonably obtainable, on terms such that neither the	219
	Managers nor any such third party shall be under any	220
	liability in respect of premiums or calls arising in connection	221
	with the Owners’ Insurances; or	222
	(iii) on such other terms as may be agreed in writing.	223
	indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left	224
	blank then (i) applies.	225
	6.4 written evidence is provided, to the reasonable satisfaction	226
	of the Managers, of their compliance with their obligations under	227
	Clause 6 within a reasonable time of the commencement of	228
	the Agreement, and of each renewal date and, if specifically	229
	requested, of each payment date of the Owners’ Insurances.	230

7.	Income Collected and Expenses Paid on Behalf of Owners	231
	7.1 Without prejudice to the provisions of Section 10.7 of the Group Management Agreement, ~~A~~all moneys collected by the Managers under the terms of	232
	this Agreement (other than moneys payable by the Owners to	233
	the Managers) and any interest thereon shall be held to the	234
	credit of the Owners in a separate bank account.	235
	7.2 Without prejudice to the provisions of Section 9.7, Section 10.5 and Section 10.8 of the Group Management Agreement, ~~A~~all expenses incurred by the Managers under the terms	236
	of this Agreement on behalf of the Owners (including expenses	237
	as provided in Clause 8) may be debited against the Owners	238
	in the account referred to under sub-clause 7.1 but shall in any	239
	event remain payable by the Owners to the Managers on	240
demand. For the avoidance of doubt, the Managers can make
such demand on the Owners as well as on the Parent as
provided in Section 10.5 of the Group Management Agreement.
Furthermore and without prejudice to the generality of the
provisions of this Clause 7, the Managers shall, subject to being placed in funds by the Owners or the Parent, arrange for the payment of all ordinary charges incurred in connection with the
Management Services, including, but not limited to, all canal tolls, port charges, any amounts due to any governmental
authority with respect to the Crew and all duties and taxes in respect of the Vessel, the cargo, hire or freight (whether levied against the Owners, the Parent or the Vessel), insurance
premiums, advances of balances of disbursements, invoices for bunkers, stores, spares, provisions, repairs and any other
	material and/or service in respect of the Vessel.	241
8.	Management Fee	242
	8.1 The Owners shall pay to the Managers for their services	243
	as Managers under this Agreement ~~an annual~~ the management	244
	fees as stated in ~~Box 15~~ Section 9.1(a) and Section 9(b) of the Group Management Agreement which shall be payable ~~by equal~~	245
	~~monthly instalments in advance, the first instalment being~~ monthly	246

		in accordance with the provision of Article IX of the Group Management Agreement. ~~payable on the commencement of this Agreement (see Clause~~	247
		2 ~~and Box 4) and subsequent installments being payable every~~	248
		~~month.~~	249
		8.2 The management fee shall be subject to ~~an annual~~ review	250
		in accordance with the provisions of Sections 9.2 and 9.3 of the Group Management Agreement~~on the anniversary date of the Agreement and the proposed~~	251
		~~fee shall be presented in the annual budget referred to in sub-~~	252
		~~clause 9.1.~~	253
		8.3 ~~The Managers shall, at no extra cost to the Owners, provide~~	254
		~~their own office accommodation, office staff, facilities and~~	255
		~~stationery.~~ Without limiting the generality of Clause 7 the Owners	256
		shall reimburse the Managers for postage and communication	257
		expenses, travelling expenses, and other out of pocket	258
		expenses properly incurred by the Managers in pursuance of	259
		the Management Services.	260

8.4 The provisions of Section 9.4, Section 9.5, Section 9.6 and
Section 9.7 of the Group Management Agreement shall be
deemed as incorporated herein mutatis mutandis.

8.5 The Managers have the right to demand the payment of any of the management fees and expenses payable under this
Agreement either from the Parent or the Owners. Payment of
any such fees or expenses or any part thereof by either the
Parent or the Owners shall prevent the Managers from making a claim on the other person for the same amount to the extent
that the same has been already paid to the Managers.

~~In the event of the appointment of the Managers being~~

			261
		~~terminated by the Owners or the Managers in accordance with~~	262
		~~the provisions of Clauses 17 and 18 other than by reason of~~	263
		~~default by the Managers, or if the Vessel is lost, sold or otherwise~~	264
		~~Disposed of, the “management fee” payable to the Managers~~	265
		~~According to the provisions of sub-clause 8.1, shall continue to~~	266
		~~be payable for a further period of three calendar months as~~	267
		~~from the termination date. In addition, provided that the~~	268
		~~Managers provide Crew for the Vessel in accordance with sub-~~	269
		~~clause-3,1:~~	270
	~~(i)~~	 ~~the Owners shall continue to pay Crew Support Costs during~~	271
		~~the said further period of three calendar months and~~	272
	~~(ii)~~	~~the Owners shall pay an equitable proportion of any~~	273
		~~Severance Costs which may materialize, not exceeding~~	274
		~~the amount stated in~~ Box 16~~.~~	275
		~~8.5 If the Owners decide to lay up the Vessel whilst this~~	276
		~~Agreement remains in force and such lay up lasts for more~~	277
		~~than three months, an appropriate reduction of the management~~	278
		~~fee for the period exceeding three months until one month~~	279
		~~before the Vessel is again put into service shall be mutually~~	280
		~~agreed between the parties.~~	281
		~~8.6 Unless otherwise agreed in writing all discounts and~~	282
		~~commissions obtained by the Managers in the course of the~~	283
		~~management of the Vessel shall be credited to the Owners.~~	284

9.		Budgets and Management of Funds	285
		9.1 The Owners are aware that the Managers will be preparing budgets in connection with, inter alia, the provision of the Management Services which the Managers will be submitting for approval to the Parent in accordance with the provisions of Article X of the Group Management Agreement. ~~The Managers shall present to the Owners annually a~~	286
		~~budget for the following twelve months in such form as the~~	287
		~~Owners require. The budget for the first year hereof is set out~~	288
		~~in Annex “C” hereto. Subsequent annual budgets shall be~~	289
		~~prepared by the Managers and submitted to the Owners not~~	290
		~~less than three months before the anniversary date of the~~	291
		~~commencement of this Agreement (see Clause 2 and Box 4).~~	292
		9.2 ~~The Owners shall indicate to the Managers their acceptance~~	293
		~~and approval of the annual budget within one month of~~	294
		~~presentation and in the absence of any such indication the~~	295
		~~Managers shall be entitled to assume that the Owners have~~	296
		~~accepted the proposed budget.~~	297
		~~9.3 Following the agreement of the budget, the Managers shall~~	298

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
“SHIPMAN 98” Standard Ship Management Agreement

	~~prepare and present to the Owners their estimate of the working~~	299
	~~capital requirement of the Vessel and the Managers shall each~~	300
	~~month up date this estimate. Based thereon,~~ Without prejudice to the right of the Managers to ask for funds in relation to the Management Services directly from the Parent in accordance with the relevant provisions of the Group Management Agreement, the Managers shall	301
	each month request the Owners in writing for the funds required	302
	to run the Vessel for the ensuing month, including the payment	303
	of any occasional or extraordinary item of expenditure, such as	304
	emergency repair costs, additional insurance premiums, bunkers	305
	or provisions. Such funds shall be received by the Managers	306
	within ten running days after the receipt by the Owners of the	307
	Managers’ written request and shall be held ~~to the credit of the~~	308
	~~Owners~~ in a separate bank account in the name of the Managers or, if requested by the Managers, in the name of the Owners.	309
	~~9.4 The Managers shall produce a comparison between~~	310
	~~budgeted and actual income and expenditure of the Vessel in~~	311
	~~such form as required by the Owners monthly or at such other~~	312
	~~intervals as mutually agreed.~~	313
	9.5 Notwithstanding anything contained herein to the contrary,	314
	the Managers shall in no circumstances be required to use or	315
	commit their own funds to finance the provision of the	316
	Management Services.	317

10.	Managers’ Right to Sub-Contract	318
	Except to a Related Manager (where the Manager may	319
	subcontract any of their obligations hereunder, without need of
	obtaining the Owner’s consent for doing so), ~~T~~the Managers shall not have the right to sub-contract any of
	their obligations hereunder, including those mentioned in sub-	320
	clause 3.1, without the prior written consent of the Owners which	321
	shall not be unreasonably withheld and which shall be promptly responded to. In the event of such a sub-	322
	contract the Managers shall remain fully liable for the due	323
	performance of their obligations under this Agreement.	324

11.	Responsibilities	325
		326
The parties agree that the provisions of Sections 11.1 to 11.5
(inclusive) of the Group Management Agreement, shall apply to this Agreement mutatis mutandis, save that references therein to “any Shipmanagement Agreement or any Supervision
Agreement” shall be omitted and references to “Parent”, “any member of the Group”, “Manager”, “any Submanager”, “a
Vessel”, “Section”, “Management Fees”, “each
Shipmanagement Agreement”, “Group” and “Article XI” shall be construed as references to the Owners, the Owners, the
Managers, any submanagers, the Vessel, Clause, management
fee, this Agreement, the Owners and Clause 11, respectively,
	when used herein.

	~~11.1 Force Majeure - Neither the Owners nor the Managers~~
	~~shall be under any liability for any failure to perform any of their~~	327
	~~obligations hereunder by reason of any cause whatsoever of~~	328
	~~any nature or kind beyond their reasonable control.~~	329
	~~11.2 Liability to Owners - (i) Without prejudice to sub-clause~~	330
	~~11.1, the Managers shall be under no liability whatsoever to the~~	331
	~~Owners for any loss, damage, delay or expense of whatsoever~~	332
	~~nature, whether direct or indirect (including but not limited to~~	333
	~~lose of profit arising out of or in connection with detention of or~~	334
	~~delay to the Vessel) and howsoever arising in the course of~~	335
	~~performance of the Management Services UNLESS same is~~	336
	~~proved to have resulted solely from the negligence, gross~~	337
	~~negligence or wilful default of the Managers or their employees,~~	338
	~~or agents or sub-contractors employed by them in connection~~	339
	~~with the Vessel, in which case (save where loss, damage, delay~~	340
	~~or expense has resulted from the Managers’ personal act or~~	341
	~~omission committed with the intent to cause same or recklessly~~	342
	~~and with knowledge that such loss, damage, delay or expense~~	343
	~~would probably result) the Managers’ liability for each incident~~	344
	~~or series of incidents giving rise to a claim or claims shall never~~	345
	~~Exceed a total of ten times the annual management fee payable~~	346

	~~hereunder.~~	347
	~~(ii) Notwithstanding anything that may appear to the contrary in~~	348
	~~this Agreement, the Managers shall not be liable for any of the~~	349
	~~actions of the Crew, even if such actions are negligent, grossly~~	350
	~~negligent or wilful, except only to the extent that they are shown~~	351
	~~to have resulted from a failure by the Managers to discharge~~	352
	~~their obligations under sub-clause 3.1, in which case their liability~~	353
	~~shall be limited in accordance with the terms of this Clause 11.~~	354
	~~11.3 Indemnity - Except to the extent and solely for the amount~~	355
	~~therein set out that the Managers would be liable under sub-~~	356
	~~clause 11.2, the Owners hereby undertake to keep the Managers~~	357
	~~and their employees, agents and sub-contractors indemnified~~	358
	~~and to hold them harmless against all actions, proceedings,~~	359
	~~claims, demands or liabilities whatsoever or howsoever arising~~	360
	~~which may be brought against them or incurred or suffered by~~	361
	~~them arising out of or in connection with the performance of the~~	362
	~~Agreement, and against and in respect of all costs, losses,~~	363
	~~damages and expenses (including legal costs and expenses on~~	364
	~~a full indemnity basis) which the Managers may suffer or incur~~	365
	~~(either directly or indirectly) in the course of the performance of~~	366
	~~this Agreement.~~	367
	~~11.4 “Himalaya” - It is hereby expressly agreed that no~~	368
	~~employee or agent of the Managers (including every sub-~~	369
	~~contractor from time to time employed by the Managers) shall in~~	370
	~~Any circumstances whatsoever be under any liability whatsoever~~	371
	~~to the Owners for any loss, damage or delay of whatsoever kind~~	372
	~~arising or resulting directly or indirectly from any act, neglect or~~	373
	~~default on his part while acting in the course of or in connection~~	374
	~~with his employment and, without prejudice to the generality of~~	375
	~~the foregoing provisions in this Clause 11, every exemption,~~	376
	~~limitation, condition and liberty herein contained and every right,~~	377
	~~exemption from liability, defence and immunity of whatsoever~~	378
	~~nature applicable to the Managers or to which the Managers are~~	379
	~~entitled hereunder shall also be available and shall extend to~~	380
	~~protect every such employee or agent of the Managers acting~~	381
	~~as aforesaid and for the purpose of all the foregoing provisions~~	382
	~~of this Clause 11 the Managers are or shall be deemed to be~~	383
	~~acting as agent or trustee on behalf of and for the benefit of all~~	384
	~~persons who are or might be their servants or agents from time~~	385
	~~to time (including sub-contractors as aforesaid) and all such~~	386
	~~persons shall to this extent be or be deemed to be parties to this~~	387
	~~Agreement.~~	388

12.	Documentation	389
	Without prejudice to the relevant provisions of the Group Management Agreement, ~~W~~where the Managers are providing Technical Management in	390
	accordance with sub-clause 3.2 and/or Crew Management in	391
	accordance with sub-clause 3.1, they shall make available,	392
	upon Owners’ request, all documentation and records related	393
	to the Safety Management System (SMS) and/or the Crew	394
	which the Owners need in order to demonstrate compliance	395
	with the ISM Code, the ISPS Code and STCW 95 or to defend a	396
	claim against
	a third party.	397

13.	General Administration	398
	13.1 Without prejudice to the provisions of Article V of the Group Management Agreement, but subject to the provisions of Section 4.6 of the Group Management Agreement, ~~T~~the Managers shall handle and settle all claims arising	399
	out of the Management Services hereunder and keep the Owners	400
	informed regarding any incident of which the Managers become	401
	aware which gives or may give rise to material claims or disputes involving	402
	third parties.	403
	13.2 The Managers shall, as instructed by the Owners under this Agreement and/or, as the case may be, Section 4.6 of the Group Management Agreement, bring	404
	or defend actions, suits or proceedings in connection with matters	405
	entrusted to the Managers according to this Agreement.	406

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

	13.3	The Managers shall also have power to obtain legal or	407
		technical or other outside expert advice in relation to the handling	408
		and settlement of claims and disputes or all other matters	409
		affecting the interests of the Owners in respect of the Vessel.	410
	13.4	The Owners shall arrange for the provision of any	411
		necessary guarantee bond or other security.	412
	13.5	Any costs ~~reasonably~~ incurred by the Managers in	413
		carrying out their obligations according to Clause 13 shall be	414
		reimbursed by the Owners.	415

14.		Auditing	416
		The Managers shall at all times maintain and keep true and	417
		correct accounts and shall make the same available for inspection	418
		and auditing by the Owners at such times as may be mutually	419
		agreed. On the termination, for whatever reasons, of this	420
		Agreement, the Managers shall release to the Owners, if so	421
		requested, the originals where possible, or otherwise certified	422
		copies, of all such accounts and all documents specifically relating	423
		to the Vessel and her operation. For the avoidance of any doubt,	424
		this Clause is in addition to and not in substitution of the
		relevant provisions of the Group Management Agreement.
15.		Inspection of Vessel	425
		The Owners shall have the right at any time after giving	426
		reasonable notice to the Managers to inspect the Vessel for any	427
		reason they consider necessary.	428

16.		Compliance with Laws and Regulations	429
		The Managers will not do or permit to be done anything which	430
		might cause any breach or infringement of the laws and	431
		regulations of the Vessel’s flag, or of the places where she trades.	432

17.		Duration of the Agreement	433
		This Agreement shall come into effect on the day and year stated	434
		in Box 4 and shall continue until the the date the Group Management Agreement is terminated in accordance with the provisions of Article XIII thereof, unless this Agreement is terminated earlier in accordance with the provision of Clause 18 hereof~~the date stated in Box 17.~~	435
		~~Thereafter it shall continue until terminated by either party giving~~	436
		~~to the other notice in writing, in which event the Agreement shall~~	437
		~~terminate upon the expiration of a period of two months from the~~	438
		~~date upon which such notice was given.~~	439

18.		Termination	440
	18.1	Owners’ default	441
	(i)	The Managers shall be entitled to terminate the Agreement	442
		with immediate effect by notice in writing if any moneys	443
		payable by the Owners under this Agreement ~~and/or the~~	444
		~~owners of any associated vessel, details of which are listed~~	445
		~~in Annex “D”,~~ shall not have been received in the Managers’	446
		nominated account within ~~ten~~20 ~~running~~  Business ~~d~~Days of receipt by	447
		the Owners of the Managers written request or if the Vessel	448
		is repossessed by the Mortgagees.	449
	(ii)	If the Owners:	450
		(a) fail to meet their obligations under sub-clauses 5.2	451
		and 5.3 of this Agreement for any reason within their	452
		control, or	453
		(b) proceed with the employment of or continue to employ	454
		the Vessel in the carriage of contraband, blockade	455
		running, or in an unlawful trade, or on a voyage which	456
		in the reasonable opinion of the Managers is unduly	457
		hazardous or improper,	458
		the Managers may give notice of the default to the Owners,	459
		requiring them to remedy it as soon as practically possible.	460
		In the event that the Owners fail to remedy it within ~~a~~	461
		~~reasonable time~~20 Business Days of receipt by the Owners of the Managers’ written request to the satisfaction of the Managers, the	462
		Managers shall be entitled to terminate the Agreement	463
		with immediate effect by notice in writing.	464
	18.2	Managers’ Default	465
	If the Managers fail to meet their obligations under Clauses 3		466
	and 4 of this Agreement for any reason within the control of the		467
	Managers, the Owners may give notice to the Managers of the		468
	default, requiring them to remedy it within 20 Business Days~~as  soon as practically~~		469
	~~possible~~. In the event that the Managers fail to remedy it within a		470
	~~reasonable time~~such period to the satisfaction of the Owners, the Owners		471
	shall be entitled to terminate the Agreement with immediate effect		472
	by notice in writing.		473
	18.3	Extraordinary Termination	474
	This Agreement shall be deemed to be terminated in the case of		475
	the sale of the Vessel or if the Vessel becomes a total loss or is		476
	declared as a constructive or compromised or arranged total		477
	loss or is requisitioned.		478
	18.4	For the purpose of sub-clause 18.3 hereof	479
	(i)	the date upon which the Vessel is to be treated as having	480
		been sold or otherwise disposed of shall be the date on	481
		which the Owners cease to be registered as Owners of	482
		the Vessel;	483
	(ii)	the Vessel shall not be deemed to be lost unless either	484
		she has become an actual total loss or agreement has	485
		been reached with her underwriters in respect of her	486
		constructive, compromised or arranged total loss or if such	487
		agreement with her underwriters is not reached it is	488
		adjudged by a competent tribunal that a constructive loss	489
		of the Vessel has occurred.	490
	18.5	The parties agree that the provisions of Sections 13.4(a) to	491
	13.4(d) (inclusive) of the Group Management Agreement, shall apply to this Agreement mutatis mutandis. ~~This Agreement shall terminate forthwith in the event of~~
	~~an order being made or resolution passed for the winding up,~~		492
	~~dissolution, liquidation or bankruptcy of either party (otherwise~~		493
	~~than for the purpose of reconstruction or amalgamation) or if a~~		494
	~~receiver is appointed, or if it suspends payment, ceases to carry~~		495
	~~on business or makes any special arrangement or composition~~		496
	~~with its creditors.~~		497
	18.6	The termination of this Agreement shall be without	498
	prejudice to all rights accrued due between the parties prior to		499
	the date of termination.		500

19.	Law and Arbitration		501
	19.1	This Agreement and any non-contractual obligations	502
	connected with it shall be governed by and construed in
	accordance with English law. All disputes arising out of this		503

Agreement and/or any non-contractual obligations connected
with it shall be arbitrated in London in the following manner.
One arbitrator is to be appointed by each of the parties hereto and a third by the two so chosen. Their decision or that of any two of them shall be final. The arbitrators shall be commercial persons, conversant with shipping matters. Such arbitration is to be conducted in accordance with the London Maritime
Arbitration Association (LMAA) Terms current at the time when the arbitration proceedings are commenced and in accordance
with the Arbitration Act 1996 or any statutory modification or re-
enactment thereof. In the event that a party hereto shall state a dispute and designate an arbitrator in writing, the other party shall have 10 Business Days to designate its own arbitrator. If such other party fails to designate its own arbitrator within such period, the arbitrator appointed by the first party can render an award hereunder. Until such time as the arbitrators finally close the hearings, either party shall have the right by written notice served on the arbitrators and on the other party to specify
further disputes or differences under this Agreement for hearing and determination. The arbitrators may grant any relief, and render an award, which they or a majority of them deem just and equitable and within the scope of this Agreement, including but not limited to the posting of security. Awards pursuant to this
Clause 19.1 may include costs and judgments may be entered
upon any award made herein in any court having jurisdiction.

~~and any dispute arising out of or~~

	~~in connection with this Agreement shall be referred to arbitration~~		504

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

~~in London in accordance with the Arbitration Act 1996-or~~	505
~~any statutory modification or re-enactment thereof save to~~	506
~~the extent necessary to give effect to the provisions of this~~	507
~~Clause.~~	508
~~The arbitration shall be conducted in accordance with the~~	509
~~London Maritime Arbitrators Association (LMAA) Terms~~	510
~~current at the time when the arbitration proceedings are~~	511
~~commenced.~~	512
~~The reference shall be to three arbitrators. A party wishing~~	513
~~to refer a dispute to arbitration shall appoint its arbitrator~~	514
~~and send notice of such appointment in writing to the other~~	515
~~party requiring the other party to appoint its own arbitrator~~	516
~~within 14 calendar days of that notice and stating that it will~~	517
~~appoint its arbitrator as solo arbitrator unless the other party~~	518
~~appoints its own arbitrator and gives notice that it has done~~	519
~~so within the 14 days specified. If the other party does not~~	520
~~appoint its own arbitrator and give notice that it has done so~~	521
~~within the 14 days specified, the party referring a dispute to~~	522
~~arbitration may, without the requirement of any further prior~~	523
~~notice to the other party, appoint its arbitrator as sole~~	524
~~arbitrator and shall advise the other party accordingly. The~~	525
~~award of a sole arbitrator shall be binding on both parties~~	526
~~as if he had been appointed by agreement.~~	527
~~Nothing herein shall prevent the parties agreeing in writing~~	528
~~to vary these provisions to provide for the appointment of a~~	529
~~sole arbitrator.~~	530
~~In cases where neither the claim nor any counterclaim~~	531
~~exceeds the sum of USD50,000 (or such other sum as the~~	532
~~parties may agree) the arbitration shall be conducted in~~	533
~~accordance with the LMAA Small Claims Procedure current~~	534
~~at the time when the arbitration proceedings are commenced.~~	535
~~19.2 This Agreement shall be governed by and construed~~	536
~~in accordance with Title 9 of the United States Code and~~ 	537
~~the Maritime Law of the United States and any dispute~~	538
	~~arising out of or in connection with this Agreement shall be~~	539
	~~referred to three persons at New York, one to be appointed~~	540
	~~by each of the parties hereto, and the third by the two so~~	541
	~~chosen; their decision or that of any two of them shall be~~	542
	~~final, and for the purposes of enforcing any award,~~	543
	~~judgement may be entered on an award by any court of~~	544
	~~competent jurisdiction. The proceedings shall be conducted~~	545
	~~in accordance with the rules of the Society of Maritime~~	546
	~~Arbitrators, Inc.~~	547
	~~In cases where neither the claim nor any counterclaim~~	548
	~~exceeds the sum of USD50,000 (or such other sum as the~~	549
	~~parties may agree) the arbitration shall be conducted in~~	550
	~~accordance with the Shortened Arbitration Procedure of the~~	551
	~~Society of Maritime Arbitrators, Inc. current at the time when~~	552
	~~the arbitration proceedings are commenced.~~	553
	~~19.3 This Agreement shall be governed by and construed~~	554
	~~in accordance with the laws of the place mutually agreed by~~	555
	~~the parties and any dispute arising out of or in connection~~	556
	~~with this Agreement shall be referred to arbitration at a~~	557
	~~mutually agreed place, subject to the procedures applicable~~	558
	~~there.~~	559
	19.4 If Box 18 in Part I is not appropriately filled in, sub-	560
	clause 19.1 of this Clause shall apply.	561

	Note: 19.1, 19.2 and 19.3 are alternatives; indicate	562
	alternative agreed in Box 18.	563

20.	Notices	564
	20.1 Any notice to be given by either party to the other	565
	party shall be in writing and may be sent by fax, ~~telex,~~	566
	registered or recorded mail or by personal service.	567
	20.2 The address of the Parties for service of such	568
	communication shall be as stated in Boxes 19 and 20,	569
	respectively.	570

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.